UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2012

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Matthew P. Flynn, our Executive Vice President, Global Customer Operations, resigned his position and terminated his employment effective February 24, 2012.  In connection with Mr. Flynn’s resignation, the Company entered into an Executive Separation Agreement (the “Separation Agreement”) with Mr. Flynn dated as of February 10, 2012.  Pursuant to the agreement, Mr. Flynn will:

•                  continue to receive base salary payments for 39 weeks after the date of his termination;

•                  receive a waiver of COBRA premiums until the earlier of (i) the date Executive begins full-time employment or full-time self-employment; or (ii) November 30, 2012; and

•                  receive reimbursement for certain executive outplacement services.

Certain of Mr. Flynn’s unvested stock options will vest as of February 24, 2012 and Mr. Flynn will have until February 24, 2013 to exercise vested options.   Under the terms of the agreement, Mr. Flynn agreed to certain non-competition and non-solicitation terms with the Company that extend through February 24, 2013.  Under the Separation Agreement, Mr. Flynn released the Company from claims related to his employment, including any claims under a Change of Control Agreement between Mr. Flynn and the Company, the form of which was filed as Exhibit 10.4 of the Company’s report on Form 10-Q for the quarter ended September 30, 2007 filed with the Commission on November 8, 2007.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the actual Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

See Exhibit Index attached hereto.

Exhibit Index

Exhibit No.	Description
10.1	Executive Separation Agreement between Axcelis Technologies, Inc. and Matthew P. Flynn, dated as of February 10, 2012. Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2012	Axcelis Technologies, Inc.

	By:	/s/ JAY ZAGER
Jay Zager
Executive Vice President